IVANHOE MINES INCREASES

ENTRÉE GOLD SHAREHOLDINGS

Vancouver, B.C., Monday, June 27, 2005 - Entrée Gold Inc. (TSX-V: ETG – “Entrée” or the “Company”) announces that Ivanhoe Mines Ltd. (NYSE: IVN; TSX: IVN – “Ivanhoe”) has exercised 4.6 million warrants to increase its holdings in Entrée to 9.2 million common shares. In addition, Ivanhoe has advised that it will exercise its pre-emptive right to participate in the $2.20 unit private placement to a subsidiary of Rio Tinto plc (NYSE: RTP; LSE: RIO.L), announced June 20, 2005.

Under its November 2004 Equity Participation and Earn-in Agreement with Entrée (the “Earn-in Agreement”), Ivanhoe acquired the right to participate in any future equity financing by Entrée, so as to maintain its percentage shareholdings in the company. With the exercise of the 4.6 million warrants, Ivanhoe has increased its holdings to approximately 16.4% of Entrée’s common shares and will subscribe for a sufficient number of units in the new private placement to maintain this percentage interest.

Greg Crowe, Entrée’s President and CEO, commented: “We are pleased to receive this strong vote of confidence from Ivanhoe in the prospectivity of our properties, both within and outside of the joint project area covered by the Earn-in Agreement. Ivanhoe has been a tremendous partner to date - its management and staff have conducted an aggressive, professional evaluation of the Hugo North Extension mineralized system and the results have exceeded expectations.”

Mr. Crowe added, “Ivanhoe’s additional investment in Entrée complements the recent endorsement of Entrée and its assets by Rio Tinto, one of the world’s mining giants. The combined investments will put more than CDN $20 million into treasury with which to accelerate the exploration and development of our large mineral landholdings in Mongolia”.

ABOUT ENTRÉE GOLD INC.

Entrée Gold Inc. (www.entreegold.com) is an exploration stage junior resource company engaged in the exploration of gold and copper prospects. The Company is a large landholder in Mongolia’s south Gobi Desert, near the Chinese border. Entrée maintains 100% royalty-free interest in the 179,590 hectare Lookout Hill (Shivee Tolgoi) property which completely surrounds Ivanhoe’s 8,500 hectare Turquoise Hill (Oyu Tolgoi) holdings. Ivanhoe has an earn-in agreement with Entrée whereby Ivanhoe can earn up to an 80% interest in a project area covering approximately 22% (approximately 40,000 hectares) of Entrée’s Lookout Hill property by spending US$35 million on the project and financing Entrée’s subsequent share of project expenditures. The Company is a Tier 1 listed company that trades on the TSX Venture Exchange under the symbol “ETG”.

FURTHER INFORMATION

Primoris Group

Tel: 866-368-7330

Email: ETG@primorisgroup.com

or

Entrée Gold Inc.

Mona Forster, Business Manager

Tel: 604-687-4777

Website: www.entreegold.com

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking statements. Forward-looking statements are statements which relate to future events. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results. Readers are referred to the sections entitled “Risk Factors” in the Company’s periodic filings with the British Columbia Securities Commission, which can be viewed at www.SEDAR.com, and with the United States Securities and Exchange Commission, which can be viewed at www.SEC.gov.